Aegion Corporation Completes the
Acquisition of Underground Solutions, Inc.

St. Louis, MO - February 18, 2016 - Aegion Corporation (Nasdaq Global Select Market: AEGN) today announced the completion of the acquisition of Underground Solutions Inc. (“Underground Solutions”), an innovative provider of proprietary fusible PVC technology for the rehabilitation of pressure pipelines. The Company paid approximately $85 million to acquire Underground Solutions and separately paid $5.2 million for the discounted value of tax benefits associated with existing net operating loss carry forwards. The Company funded the transaction with approximately $60 million in cash and the remainder borrowed through its revolving line of credit. The Company expects contributions from Underground Solutions to be accretive to GAAP earnings per share in 2016 with estimated revenues of $50 million and operating margins in excess of 10 percent.

Charles R. Gordon, Aegion’s President and Chief Executive Officer, said, “Underground Solutions’ patented PVC pipe and pipe fusing technologies, which uniquely complement our Insituform® and Tyfo®/Fibrwrap® customer solutions, will enable Aegion to further advance our strategy to expand in the trenchless pressure pipe rehabilitation market. We are especially pleased to have several key members of Underground Solutions’ senior management team, who average more than 20 years of industry experience, join Aegion. These individuals will form an expanded team within our Infrastructure Solutions platform dedicated to this promising end market.”

Commenting on the acquisition, Frank R. Firsching, Vice President and General Manager of Underground Solutions, said, “We believe our products offer a distinct advantage to rehabilitate pipelines in water, sewer and conduit applications. We are excited to join Aegion and add our capabilities with their scale and market leading technologies to create a more effective and less disruptive alternative to significantly reduce water loss in aging pipeline infrastructure.”

About Aegion

Aegion Corporation is a global leader in infrastructure protection and maintenance, providing proprietary technologies and services: (i) to protect against the corrosion of industrial pipelines; (ii) to rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; and (iii) to utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services for a broad range of energy related industries. Aegion’s business activities include manufacturing, distribution, maintenance, construction, installation, coating and insulation, cathodic protection, research and development and licensing. More information about Aegion can be found on our internet site at www.aegion.com.

About Underground Solutions, Inc.

Underground Solutions, Inc. is a leader in water and wastewater infrastructure and process technologies by providing infrastructure technologies for water, sewer and conduit applications. Underground Solutions Fusible PVC® products include, Fusible C-900®, Fusible C-905® and FPVC®, which contain a proprietary PVC formulation that, when combined with its patented fusion process, results in a monolithic, fully-restrained, gasket-free, leak-free piping system. Fusible C-900® and Fusible C-905® both comply with the AWWA standards AWWA C900 and C905, respectively and are certified to NSF 61. More information about Underground Solutions, Inc. can be found at www.undergroundsolutions.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Aegion’s forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend, “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of Aegion’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 2, 2015, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Aegion®, the Aegion® logo, Underground Solutions®, Fusible PVC®, Fusible C-900®, Fusible C-905® and FPVC® are registered trademarks of Aegion Corporation and its affiliates.

CONTACT:	Aegion Corporation
David F. Morris, Executive Vice President and Chief Administrative Officer
(636) 530-8000